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                                                                    EXHIBIT 11.1

                       WALDEN RESIDENTIAL PROPERTIES, INC.
            COMPUTATION OF NET INCOME PER SHARE (AS RESTATED) (1)
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                        Quarter Ended
                                                                           March 31,
                                                                   -------------------------
                                                                      1997            1996
                                                                   ---------       ---------
Income before extraordinary item and income allocated
  to minority interest......................................       $   6,735       $   3,520
Extraordinary loss on debt extinguishment ..................              --            (488)
                                                                   ---------       ---------
Income before income allocated to minority interest.........           6,735           3,032
Income allocated to minority interest.......................            (405)           (471)
                                                                   ---------       ---------
Net income .................................................           6,330           2,561
Preferred distributions ....................................          (3,312)            --
                                                                   ---------       ---------
Net income available to common stockholders ................       $   3,018       $   2,561
                                                                   =========       =========

Income per share -- Primary:
 Before extraordinary item, less preferred distributions
  and income allocated to minority interest ................       $     .18       $     .21
 Extraordinary loss on debt extinguishment .................              --            (.03)
                                                                   ---------       ---------
 Net income available to common stockholders ...............       $     .18             .18
                                                                   =========       =========

Income per share -- Additional Primary(2):
 Before extraordinary item, less preferred distributions
  and income allocated to minority interest ................       $     .17       $     .21
 Extraordinary loss on debt extinguishment .................              --            (.03)
                                                                   ---------       ---------
 Net income available to common stockholders ...............       $      17              18
                                                                   =========       =========

Income per share -- Fully diluted(2):
 Before extraordinary item, less preferred distributions
  and income allocated to minority interest.................       $     .17       $     .21
 Extraordinary loss on debt extinguishment .................              --            (.03)
                                                                   ---------       ---------
 Net income available to common stockholders ...............       $     .17             .18
                                                                   =========       =========

Weighted average number of shares outstanding:
 Primary ...................................................          17,153          14,207
 Dilutive effect of outstanding options ....................             193              65
                                                                   ---------       ---------
 Additional Primary(2) .....................................          17,346          14,272
 Fully dilutive effect of outstanding options ..............              --              38
                                                                   ---------       ---------
 Fully diluted(2) ..........................................          17,346          14,310
                                                                   =========       =========

(1) Fully diluted net income per share does not include the minority interest securities and preferred stock since they are anti-dilutive.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.


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